UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 9, 2008

       Strategic Diagnostics Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-68440	56-1581761
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

111 Pencader Drive Newark, DE		19702
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(302) 456-6789

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 9, 2008, Strategic Diagnostics Inc. (the “Registrant”) announced that Stanley Fronczkowski, the Chief Financial Officer of the Registrant, will be separating from the Company, effective April 3, 2009 (the “Separation Date”), to pursue other interests.  In connection with Mr. Fronczkowski’s separation, the Registrant and Mr. Fronczkowski have entered into a Separation Agreement and General Release (the “Separation Agreement”) dated as of December 9, 2008.  A copy of the Separation Agreement is attached hereto as Exhibit 99.1.  The description in this Item 5.02 is only a summary of the terms of the Separation Agreement, the entirety of which is incorporated herein by reference.

The Separation Agreement provides for the continued payment to Mr. Fronczkowski through the Separation Date of his current salary and benefits, and for him to be eligible to receive a bonus in accordance with the general practices of the Company.  In addition, he will receive $102,500, minus all required tax withholdings, representing six (6) months salary, payable in cash in accordance with the Company’s regular payroll practices, commencing within thirty (30) days following the Separation Date. Mr. Fronczkowski will also receive the earned (based on meeting individual and company goals) portion of the 2008 Annual Incentive Program, in the amount of $25,000.  Further, in accordance with the offer letter extended to Mr. Fronczkowski when he was hired, Mr. Fronczkowski will vest in 9,000 shares of restricted stock and 20,000 stock options on January 15, 2009 (i.e., upon completion of his second year of employment with the Company).  Based on the LTIP award to Mr. Fronczkowski for 2007, he will receive 2,367 shares of restricted stock and options to purchase an additional 4,928 shares as long as he remains with SDI through February 26, 2009.  Finally, Mr. Fronczkowski will receive up to $20,000 worth of outplacement services, and shall be paid for accrued and unused vacation within 21 days of the Separation Date.  Finally, the Company will continue Mr. Fronczkowski’s medical, dental insurance policy, and use of the Employee Assistance Program (EAP), until October 31, 2009

The Separation Agreement provides for a release by Mr. Fronczkowski in favor of the Registrant and mutual non-disparagement by Mr. Fronczkowski and the Registrant.

The Registrant has initiated a national search for a Chief Financial Officer and has engaged Spencer Stuart to assist in that process.

A copy of the press release announcing Mr. Fronczkowski’s separation is attached as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Exhibit Title
99.1	Separation Agreement, dated as of December 9, 2008, between Strategic Diagnostics Inc. and Stanley Fronczkowski.

99.2	Press Release, dated December 9, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Diagnostics Inc.

December 9, 2008	By:	/s/ Francis M. DiNuzzo
Name: Francis M. DiNuzzo
Title: President and Chief Executive Officer

Exhibit Index

Exhibit Number	Exhibit Title
99.1	Separation Agreement, dated as of December 9, 2008, between Strategic Diagnostics Inc. and Stanley Fronczkowski.

99.2	Press Release, dated December 9, 2008.